Exhibit 10.3

MEMBERSHIP INTEREST TRANSFER AND

ENVIRONMENTAL INDEMNITY RELEASE

July 9, 2006

This Membership Interest Transfer and Environmental Indemnity Release (this “Agreement”) is entered into as of the date set forth above by and among: (a) New England Teamsters & Trucking Industry Pension Fund (“NETT”); (b) Net Realty Holding Trust (“Net Realty”); (c) Net Properties Management, Inc. (together with Net Realty and NETT, the “Indemnifying Parties”); (d) Heritage Property Investment Trust, Inc. (“Heritage”); (e) Heritage Property Investment Limited Partnership (“Heritage OP”); (f) Heritage Realty Limited Partnership and (g) Heritage Realty Trust, Inc., (h) Heritage Realty Management, Inc. (“Heritage Management”) (the parties listed in (a) through (h) together, the “Indemnified Parties”); (i) NET 131 LLC (“NET 131”); and (j) NET Manager LLC (the ”LLC”), in its capacity as manager of 131 Dartmouth Street LLC (the “Manager”).

WHEREAS, contemporaneously with the execution of this of this Agreement, Heritage, Centro Saturn LLC, a Delaware limited liability company (“Parent”), and Centro Saturn MergerSub LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“MergerSub”), are entering into an Agreement and Plan of Merger, of even date herewith (as such agreement may hereafter be amended from time to time, the “Parent Merger Agreement”), pursuant to which Heritage will be merged with and into MergerSub (the “Merger”);

WHEREAS, NETT desires that, simultaneously with, and conditioned upon the consummation of, the Merger: (a) Heritage OP transfer to NET 131, NETT’s wholly-owned subsidiary, the membership interest (the ”Interest”) in the LLC currently held by Heritage OP under that certain Third Amended and Restated Operating Agreement of the LLC dated as of June 30, 2003 by and between Heritage OP and NET 131 (the “LLC Agreement”); and (b) the Indemnified Parties release the Indemnifying Parties from the environmental indemnification obligations specified below imposed pursuant to that certain Contribution Agreement and Joint Escrow Instructions dated as of July 9, 1999 by and among the Indemnified Parties and the Indemnifying Parties (the ”Contribution Agreement”);

WHEREAS, Heritage desires, simultaneously with and conditioned upon the consummation of, the Merger, to cause Heritage OP and the Indemnified Parties, its wholly-owned subsidiaries, to take the foregoing actions, in return for which NETT shall pay to Heritage Seven Million and 00/100 Dollars ($7,000,000.00) (the “Release Amount”); and

WHEREAS, Heritage, Heritage Management and NET 131 desire that, simultaneously with, and conditioned upon the consummation of, the Merger, that certain Lease dated February 5, 2004 (the “131 Lease”) by and between the LLC, as lessor, and Heritage Management, as lessee, be amended to allow Heritage Management to terminate the 131 Lease under the conditions specified herein.

NOW, THEREFORE, in consideration of the promises, mutual covenants and consideration set forth herein, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

1.             Transfer of the Interest, Membership and Management of the LLC, Lease Termination and Payment of Release Amount.

(a)           Subject to the terms and conditions set forth herein, simultaneously with, and conditioned upon the consummation of, the Merger:

(i)                                     pursuant to Section 6.1 of the LLC Agreement, Heritage shall cause Heritage OP to transfer the Interest to NET 131;

(ii)                                  pursuant to Section 3.1(b) of the LLC Agreement, and simultaneously with the transfer of the Interest hereunder, the Manager shall amend Schedule 1 of the LLC Agreement to reflect NET 131 as sole member of the LLC;

(iii)                               pursuant to Section 4.1(f) of the LLC Agreement, and simultaneously with the transfer of the Interest hereunder, the Manager hereby resigns as manager of the LLC and, notwithstanding any provision in the LLC Agreement to the contrary, including Section 4.1(f), NET 131 hereby accepts the Manager’s immediate resignation and agrees to undertake the role of manager of the LLC;

(iv)                              notwithstanding any provision in the 131 Lease to the contrary, Heritage and NET 131 agree that, at any time following the date that is thirty-six (36) months after the consummation of the Merger, Heritage’s successor in interest following the Merger shall have the right to terminate the 131 Lease upon: (a) ninety (90) days prior written notice to NET 131; and (b) the payment to NET 131 of One Million and 00/100 Dollars ($1,000,000.00);

(v)                                 the 131 Lease shall be deemed to be amended to add the following provision:

“Notwithstanding any provision in this Lease to the contrary, at any time following the date (the “Early Termination Expiration Date”) that is thirty-six (36) months after the date of consummation of the Merger (as defined in that certain Membership Interest Transfer and Environmental Indemnity Release among Landlord, Tenant and certain other parties), Tenant shall have the right to terminate this Lease upon: (a) written notice delivered to Landlord on or before the Early Termination Expiration Date; and (b) the payment to Landlord (or such affiliate of Landlord as Landlord shall designate) of One Million and 00/100 Dollars ($1,000,000.00). Any such termination shall take effect on the date that is ninety (90) days after the date that the termination notice is delivered by Tenant, and such effective date shall be deemed to be the Lease Expiration Date.”; and

(vi)                              NETT shall pay the Release Amount to Heritage in immediately available funds.

2.             Release of Environmental Indemnification Obligations.

(b)           Subject to the terms and conditions set forth herein, simultaneously with, and conditioned upon the consummation of, the Merger and pursuant to Section 13.3 of the Contribution Agreement, each of the Indemnified Parties for itself and on behalf of its assigns, does hereby release, cancel, forgive and forever discharge each of the Indemnifying Parties, each of their parent companies, subsidiaries, affiliates, divisions, successors and assigns, and all of their stockholders, members, officers, directors, employees, partners and representatives from the joint and several obligation of the Indemnifying Parties to indemnify, protect, defend and hold harmless the Indemnified Parties and NH Heritage (as defined in the Contribution Agreement) from and against any claim, demand, obligation, loss, cost, damage, liability, judgment or expense (including, without limitation, reasonable attorneys’ fees, charges and disbursements) pursuant to their obligations set forth in §11(a)(ii)(D), §11(a)(ii)(E) and/or §11(a)(ii)(F) of the Contribution Agreement; provided, however, that all other provisions of the Contribution Agreement shall remain in full force and effect, including, without limitation §11(a)(ii)(A), §11(a)(ii)(B) and §11(a)(ii)(C).

3.             Representations and Warranties.

(a)           Each of Heritage and the applicable subsidiaries represents and warrants to NETT that, as of the date hereof:

(i)                                     Heritage OP and each of the Indemnified Parties is duly organized, validly existing and in good standing under the laws of the state of in which it has been organized;

(ii)                                  Heritage OP owns and has the right to transfer the Interest to NET 131;

(iii)                               the Interest is free and clear of all liens, advance claims, security interests, pledges or similar encumbrances;

(iv)                              all actions or consents on the part of Heritage OP necessary for the authorization of the transfer of the Interest, and the performance and obligations of Heritage OP in respect of the Interest hereunder, have been duly taken;

(v)                                 all actions or consents on the part of each of the Indemnified Parties necessary for the authorization of the environmental indemnification release, and the performance and obligations of the Indemnified Parties in respect of such release hereunder, have been duly taken; and

(vi)                              this Agreement when executed and delivered, will be a valid and binding obligation of Heritage, Heritage OP and each of the Indemnified Parties enforceable in accordance with its terms.

(b)           NETT represents and warrants to each of Heritage and Heritage OP that, as of the date hereof:

(i)                                     NETT is duly organized, validly existing and in good standing under the laws of the state of Delaware;

(ii)                                  all actions or consents on the part of NETT necessary for the authorization of this Agreement, and the performance and obligations of NETT hereunder, have been duly taken; and

(iii)                               this Agreement when executed and delivered, will be a valid and binding obligation of NETT enforceable in accordance with its terms.

4.             Conditions to NET 131’s and NETT’s Obligations. The obligation of the LLC to amend the 131 Lease and of NETT to pay the Release Amount is conditioned upon (a) the consummation of the Merger and (b) each of the representations and warranties of Heritage, Heritage OP and the Indemnified Parties contained in this Agreement being true and correct as of the date hereof.

5.             Conditions to Heritage’s Obligations. The obligation of Heritage Management to amend the 131 Lease and to cause (a) Heritage OP to transfer the Interest to NET 131, and (b) the Indemnified Parties to release the Indemnifying Parties from the specified environmental indemnification obligations is conditioned upon the following conditions:

(i)                                     The consummation of the Merger;

(ii)                                  Each of the representations and warranties of NETT contained in this Agreement shall be true and correct as of the date hereof; and

(iii)                               NETT shall have paid the Release Amount.

6.             Other Remedies.   The rights, powers and remedies granted to the parties hereto pursuant to the provisions of this Agreement shall be in addition to all rights, powers and remedies granted to them under any statute or rule of law. Any forbearance, failure or delay by any of the parties hereto in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy. Any single or partial exercise of any right, power or remedy under this Agreement shall not preclude the further exercise thereof, and every right, power and remedy of each party hereto shall continue in full force and effect unless such right, power or remedy is specifically waived by an instrument executed by such party.

7.             Severability.  The parties hereto intend and believe that each provision in this Agreement comports with all applicable local, state and federal laws and judicial decisions. However, if any provisions, provision or portion of any provision in this Agreement is found by a court of competent jurisdiction to be in violation of any applicable local, state or federal ordinance, statute, law or administrative or judicial decision or public policy, and if such court would declare such provisions, provision or portion of any provision of this Agreement to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of the parties hereto that such provisions, provision or portion of any provisions shall be given force and effect to the fullest possible extent that they are legal, valid and enforceable, and the remainder of this Agreement shall be construed as if such illegal, invalid, unlawful, void or unenforceable provisions, provision or portion of any provision were severable and not contained herein, and the rights, obligations and interest of the parties hereto under the remainder of this Agreement shall continue in full force and effect.

8.             Further Assurances. At any time and from time to time after the date first set forth above, the parties hereto shall cooperate with one another to execute and deliver any other documents or agreements, and do all further acts and things as may reasonably be required to carry out the intent of the parties under this Agreement.

9.             Counterpart Signatures. This Agreement may be executed in any number of duplicate originals or counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first set forth above.

HERITAGE PROPERTY INVESTMENT TRUST, INC.

By:	/s/ Thomas C. Prendergast
Name:	Thomas C. Prendergast
Title:	President and Chief Executive Officer

HERITAGE PROPERTY INVESTMENT LIMITED PARTNERSHIP

By:	Heritage Property Investment Trust, Inc., its general partner

By:	/s/ Thomas C. Prendergast
Name:	Thomas C. Prendergast
Title:	President and Chief Executive Officer

HERITAGE REALTY LIMITED PARTNERSHIP

By:	Heritage Realty Trust, Inc., its general partner

By:	/s/ Thomas C. Prendergast
Name:	Thomas C. Prendergast
Title:	President and Chief Executive Officer

HERITAGE REALTY TRUST, INC.

By:	/s/ Thomas C. Prendergast
Name:	Thomas C. Prendergast
Title:	President and Chief Executive Officer

HERITAGE REALTY MANAGEMENT, INC.

By:	/s/ Thomas C. Prendergast
Name:	Thomas C. Prendergast
Title:	President and Chief Executive Officer

** Counterpart Signatures Continue on Next Page **

IN WITNESS WHEREOF, this Agreement has been executed as of the date first set forth above.

NEW ENGLAND TEAMSTERS AND TRUCKING INDUSTRY PENSION FUND

By:	/s/ Joseph L. Barry
Name:	Joseph L. Barry
Title:	Co-Chairman

By:	/s/ David W. Laughton
Name:	David W. Laughton
Title:	Co-Chairman

NET PROPERTIES MANAGEMENT, INC.

By:	/s/ Joseph L. Barry
Name:	Joseph L. Barry
Title:

By:	/s/ David W. Laughton
Name:	David W. Laughton
Title:

NET REALTY HOLDING TRUST

By:	/s/ Joseph L. Barry
Name:	Joseph L. Barry
Title:

By:	/s/ David W. Laughton
Name:	David W. Laughton
Title:

NET 131 LLC

By:	Net Realty Holding Trust, Inc., its sole member

By:	/s/ Joseph L. Barry
Name:	Joseph L. Barry
Title:

By:	/s/ David W. Laughton
Name:	David W. Laughton
Title:

NET MANAGER LLC

By:	/s/ Robert G. Prendergast
Name:	Robert G. Prendergast
Title: